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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Transnational Re Corporation
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             (Exact name of registrant as specified in its charter)



                                December 11, 1996
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                Date of Report (Date of earliest event reported)



            Delaware                     0-22376               13-3731572
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       (State or other juris-          (Commission          (I.R.S. Employer
     diction of incorporation)         File Number)       Identification No.)



             399 Thornall Street, Fourteenth Floor, Edison, NJ 08837
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               (Address of principal executive offices) (Zip Code)



                                 (908) 906-8100
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              (Registrant's telephone number, including area code)






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Item 1. Change of Control of the Registrant.

        On December 11, 1996, pursuant to the Agreement and Plan of Merger between Transnational Re Corporation (the "Company") and PXRE Corporation ("PXRE"), dated August 22, 1996, as amended (the "Merger Agreement"), the merger of the Company with and into PXRE was completed (the "Merger"). As a result of the Merger, the Company has ceased to exist and PXRE will continue as the surviving corporation. In addition, the Company's reinsurance subsidiary, Transnational Reinsurance Company, has become a subsidiary of PXRE Reinsurance Company, the reinsurance underwriting subsidiary of PXRE.

        Pursuant to the Merger Agreement, each share of Class A Common Stock and Class B Common Stock of the Company has been canceled, and holders of such shares have the right to exchange each such share for 1.0575 shares of PXRE Common Stock and cash in lieu of fractional shares.

        The American Stock Transfer & Trust Company has been retained by PXRE to serve as Exchange Agent. Letters of Transmittal, together with instructions thereto, are expected to be provided promptly to the Company's stockholders so that such stockholders may exchange their shares for PXRE Common Stock and cash in lieu of fractional shares.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (c)    Exhibits.

               Number       Exhibit
               ------       -------

               99           Press Release of PXRE Corporation,
                            dated December 11, 1996.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TRANSNATIONAL RE CORPORATION




Dated:  December 11, 1996                          By: /s/ F. Sedgwick Browne
                                                      -----------------------
                                                   F. Sedgwick Browne
                                                   Secretary


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                                  EXHIBIT INDEX


Exhibit No.                  Exhibit                                        Page
-----------                  -------                                        ----
99                           Press Release of PXRE Corporation,
                             dated December 11, 1996.



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